UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2005

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Lakeland Bank (“Lakeland”), a subsidiary of Lakeland Bancorp, Inc., and RLI Insurance Company (“RLI”), entered into a Settlement Agreement relating to claims each party had asserted against the other in connection with various pools of commercial leases that Lakeland had purchased from Commercial Money Center, Inc. (“CMC”) and the surety bonds issued by RLI to guarantee the income stream of certain of those leases. Lakeland also entered into a Settlement Agreement with the remaining party in Lakeland’s claims related to the CMC matter. Pursuant to the Settlement Agreements, Lakeland was paid an aggregate of $3,315,000 and the parties executed mutual releases. As a result of the settlements, Lakeland’s nonperforming assets will be reduced by $6.4 million, and no additional loan loss provision will be required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma
Name:	Roger Bosma
Title:	President and Chief Executive Officer

Dated: July 25, 2005